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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C, 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Cafeteria Operators, L.P.
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             (Exact name of registrant as specified in its charter)

                 Delaware                                75-2186655
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

3001 E. President George Bush Highway, Richardson, Texas             75082
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                      (Address of principal executive offices)     (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered

12% Senior Secured Notes due                 The American Stock Exchange
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December 31, 2001
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), checking the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

Securities Act registration statement file number to which this form relates:
____ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

   None
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                                (Title of class)

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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is made to the Registration Statement No. 333-4578 under the Securities Act of 1933 on Form S-1 of Cafeteria Operators, L.P. (the "Registration Statement"). The discussion and information set forth under the following captions of such Regulation Statement are incorporated herein by reference in response to this Item: "Description of Notes".

ITEM 2. EXHIBITS.

         List below all exhibits filed as a part of the registration statement:

Exhibit No.                Description
4.1                        Amended and Restated Indenture, dated as of November
                           15, 1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.), incorporated by reference from the
                           Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.2                        First Supplemental Indenture, dated as of January 24,
                           1996, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.), incorporated by reference from the Registrant's Form 10-K for the year ended January 2,
                           1996.

4.3                        General Security Agreement, dated as of March 27,
                           1992, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.), incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.4 Security Agreement, dated as of March 27, 1992, between Cafeteria Operators, L.P. and Fleet National
                           Bank of Massachusetts (f/k/a Shawmut Bank, N.A.), incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.5 Form of Assignment and Security Agreements relating to deposits at Amarillo National Bank and Carlsbad
                           National Bank, dated as of March 27, 1992, between
                           Cafeteria Operators, L.P. and Fleet National Bank of
                           Massachusetts (f/k/a Shawmut Bank, N.A.), incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

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
Exhibit No.                Description
4.6                        General Security Agreement, dated as of March 27,
                           1992, between Furr's/Bishop's Specialty Group, L.P.
                           and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.), incorporated by reference from
                           the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.7 Assignment for Security (Trademarks), dated as of March 27, 1992, by Cafeteria Operators, L.P., filed with the Patent and Trademark Office, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria Operators, L.P. (File No. 333-4578).

4.8 Assignment for Security (Trademarks), dated as of December 28, 1995, by Cafeteria Operators, L.P., filed with the Patent and Trademark Office, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.9 Assignment for Security (Trademarks), dated as of December 28, 1995, by Furr's/Bishop's Specialty
                           Group, L.P., filed with the Patent and Trademark
                           Office, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.10                       Amended and Restated Security Agreement and
                           Mortgage-Trademarks and Patents, dated as of December
                           31, 1995, among Cafeteria Operators, L.P.,
                           Furr's/Bishop's Specialty Group, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.), incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.14 Omnibus Agreement, dated as of November 15, 1995, among Cafeteria Operators, L.P., Furr's/Bishop's
                           Specialty Group, L.P. and Fleet National Bank of
                           Massachusetts (f/k/a Shawmut Bank, N.A.) (included as
                           Exhibit E to the Exchange Agreement filed as Exhibit
                           10.1) and incorporated by reference from the Registrant's Registration Statement on Form S-4 (File
                           No. 33-92236)).

4.15 First Amendment to Deed of Trust, dated as of November 15, 1995, between Cafeteria Operators, L.P.
                           and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises located at Pima
                           County, Arizona, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

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
Exhibit No.                Description
4.16                       First Amendment to Deed of Trust, dated as of
                           November 15, 1995, between Cafeteria Operators, L.P.
                           and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises located at Jefferson
                           County, Colorado, incorporated by reference from the
                           Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.17 First Amendment to Deed of Trust, dated as of November 15, 1995, between Cafeteria Operators, L.P.
                           and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises locate at Clark
                           County, Nevada, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.18                       First Amendment to Deed of Trust, Security Agreement,
                           Financing Statement, Fixture Filing and Assignment of
                           Rents and Leases, dated as of November 15, 1995, between Cafeteria Operators, L.P. and Fleet National
                           Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) for premises located at San Bernardino County, California, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.19                       First Amendment to Mortgage, Security Agreement and
                           Assignment of Leases and Rents, dated as of November
                           15, 1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Johnson County, Kansas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.20 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated as of November 15, 1995, between Cafeteria Operators, L.P.
                           and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises located at St. Louis
                           County, Missouri, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.21 First Amendment to New Mexico Deed of Trust, dated as of November 15, 1995, between Cafeteria Operators,
                           L.P. and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.). for premises located at Bernalillo County, New Mexico, incorporated by reference from the Registration Statement on Form S-1 of Cafeteria Operators, L.P. (File No. 333-4578).

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
Exhibit No.                Description
4.22                       First Amendment to Mortgage with Power of Sale, dated
                           as of November 15, 1995, between Cafeteria Operators,
                           L.P. and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises located at Tulsa
                           County, Oklahoma, incorporated by reference from the
                           Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).

4.23 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators, L.P and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Taylor County, Texas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.24 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Cameron County, Texas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.25 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Dallas County, Texas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.26 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Lubbock County, Texas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.27 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November
                           15,1995, between Cafeteria Operators, L.P. and Fleet
                           National Bank of Massachusetts (f/k/a Shawmut Bank,
                           N.A.) for premises located at Grayson County, Texas, incorporated by reference from the Registration
                           Statement on Form S-1 of Cafeteria Operators, L.P.
                           (File No. 333-4578).

4.28 First Amendment to Deed of Trust, Security Agreement and Assignment of Leases, dated as of November 15, 1995, between Cafeteria Operators,

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                           L.P. and Fleet National Bank of Massachusetts (f/k/a
                           Shawmut Bank, N.A.) for premises located at Hopkins
                           County, Texas, incorporated by reference from the
                           Registration Statement on Form S-1 of Cafeteria
                           Operators, L.P. (File No. 333-4578).




                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                            CAFETERIA OPERATORS, L.P.

                            By:  Furr's Restaurant Group, Inc.,
                                 its general partner

                           By:   /s/ Paul G. Hargett
                                 ----------------------------------
                                 Name:  Paul G. Hargett
                                 Title:  Executive Vice President and
                                 Chief Financial Officer

























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